CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references in the Statement of Additional Information included in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170824) of the AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Registrant”) to (i) our report dated November 25, 2009 relating to the financial statements and financial highlights of the Morgan Stanley Fundamental Value Fund for the year ended September 30, 2009, which reference appears in the audited financial statements dated August 31, 2010 of Invesco Fundamental Value Fund that are incorporated by reference in the Statement of Additional Information included in the Amendment; (ii) our report dated March 25, 2010 relating to the financial statements and financial highlights of the Morgan Stanley Balanced Fund for the year ended January 31, 2010, which reference appears in the audited financial statements dated August 31, 2010 of Invesco Balanced Fund that are incorporated by reference in the Statement of Additional Information included in the Amendment; and (iii) our report dated February 25, 2010 relating to the financial statements and financial highlights of the Morgan Stanley California Tax-Free Income Fund for the year ended December 31, 2009, which reference appears in the audited financial statements dated August 31, 2010 of Invesco California Tax-Free Income Fund that are incorporated by reference in the Statement of Additional Information included in the Amendment.
We also consent to the references to such foregoing reports dated November 25, 2009, March 25, 2010 and February 25, 2010 in the Statement of Additional Information dated December 22, 2010 of the Registrant, which in turn is incorporated by reference into the Statement of Additional Information included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010